For the fiscal year ended July 31, 2008
File number 811-02619
MoneyMart Assets, Inc.




                          SUB-ITEM 77C
       Submission of Matters to a Vote of Security Holders


A Special Meeting of Shareholders of the MoneyMart Assets, Inc was held on August 15, 2008. The meeting was held for the following purposes:

1. To approve the election of 12 trustees to the Board of Directors, as follows:

     1.   David E. A. Carson
2.   Robert E. La Blanc
3.   Douglas H. McCorkindale
4.   Linda W. Bynoe
5.   Richard A. Redeker
6.   Robin B. Smith,
7.   Stephen G. Stoneburn
8.   Stephen P. Munn
9.   Judy A. Rice
10.  Robert F. Gunia
11.  Kevin J. Bannon
12.  Michael S. Hyland


The results of the proxy solicitation on the preceding matters were:


   MATTER      VOTES FOR     VOTES        VOTES      ABSTENTIONS
                            AGAINST      WITHHELD
David         538,131,29      ---       8,666,968.        ---
E. A. Carson  8.69                      66
Robert E. La  537,766,11      ---       9,032,152.        ---
Blanc         5.35                      00
Douglas H.    537,819,16      ---       8,979,103.        ---
McCorkindale  3.89                      46
Linda W. Byn  538,116,28      ---       8,681,981.        ---
oe            6.19                      16
Richard A.    538,168,24      ---       8,630,021.        ---
Redeker       5.69                      66
Robin B.      537,954,98      ---       8,843,284.        ---
Smith         3.13                      22
Stephen G.    538,263,68      ---       8,534,578.        ---
Stoneburn     8.89                      46
Stephen P.    538,164,95      ---       8,633,316.        ---
Munn          1.04                      31
Judy A. Rice  538,253,58      ---       8,544,679.        ---
              7.92                      43
Robert F.     537,893,53      ---       8,904,735.        ---
Gunia         2.11                      24
Kevin         538,317,63      ---       8,480,628.        ---
J. Bannon     8.38                      97
Michael  S.   538,174,00      ---       8,624,261.        ---
Hyland        5.49                      86